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Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-95531 and Form S-8 Nos. 333-62866, 333-06163, 333-29103, 333-80313 and 333-52339) of our report dated December 19, 2001 with respect to the consolidated financial statements and schedule of Landec Corporation included in this Annual Report (Form 10-K) for the year ended October 28, 2001.

/s/  ERNST & YOUNG LLP

San Francisco, California
January 23, 2002

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  Exhibit 23.1